SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 15, 2014

Corgenix Medical Corporation

(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street

Suite 400

Broomfield, Colorado 80020

(Address, including zip code, of principal executive offices)

(303) 457-4345

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 15, 2014, Corgenix Medical Corporation, a Nevada corporation (the “Company”), entered into a Technology Transfer, License and Product Development Agreement (the “Agreement”) with Eli Lilly and Company, an Indiana corporation (“Eli Lilly”).  Under the terms of the Agreement, the Company and Eli Lilly will work together to conduct a study to determine the feasibility of developing and manufacturing certain diagnostic test kits for the measurement of certain materials.  Each party grants rights to use its respective technology to the other party under the terms of the Agreement.  The Agreement continues in effect indefinitely unless and until terminated by either party in accordance with its terms.  A copy of the Agreement, in redacted form pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, is filed herewith as Exhibit 10.1.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, as filed herewith.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibit

10.1

Technology Transfer, License and Product Development Agreement dated August 15, 2014 between the Company and Eli Lilly and Company (filed in redacted form since confidential treatment was requested pursuant to Rule 24b-2 for certain portions thereof)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2014	CORGENIX MEDICAL CORPORATION

	By:	/s/ Douglass T. Simpson
Douglass T. Simpson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Technology Transfer, License and Product Development Agreement dated August 15, 2014 between the Company and Eli Lilly and Company (filed in redacted form since confidential treatment was requested pursuant to Rule 24b-2 for certain portions thereof)